UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2006

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)
(610) 480-8000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 26, 2006, the Board of Directors (the “Board”) of InfraSource Services, Inc. (the “Company”) approved certain changes to the Company’s non-employee director compensation plan. The non-employee director compensation plan was changed to provide for: an additional annual retainer of $25,000 for serving as the Lead Director; and an annual retainer of $2,500 for serving as the Chairman of the Nominating and Corporate Governance Committee. The Board also determined that future initial equity awards to newly elected non-employee directors will be made as restricted stock awards rather than stock option awards. A copy of the revised non-employee director compensation plan is attached as an exhibit to this Form 8-K.
     On October 26, 2006, the Board determined that it was appropriate to make equity awards to its continuing non-employee directors. The Board made restricted stock awards to certain of its non-employee directors as follows: 8,000 shares to J. Michal Conaway, the Lead Director, 4,000 shares to each of Messrs. Brayman, Siudek and Watts, and 2,000 shares to Mr. Winter. All restricted stock awards were made pursuant to the Company’s 2004 Omnibus Incentive Plan, as amended. The date of grant for such awards will be November 6, 2006.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Non-Employee Director Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC. (Registrant)
	By:	Deborah C. Lofton
Date: November 1, 2006		Name Deborah C. Lofton
		Title:	Senior Vice President, General Counsel and Secretary